Exhibit 99.1

Harleysville Group Inc. Reports Fourth Quarter and Year-End 2010 Results

Fourth quarter and year-end highlights:

  Operating income of $0.76 per share in quarter, $2.41 per share for year
  Operating return on equity1 of 10.0 percent
  Statutory combined ratio2 of 101.2 percent in quarter, 102.5 percent for year
  Book value of $28.42 per share
  Cash dividends of $1.80 per share in quarter, which included special dividend of $1.44 per share

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--February 17, 2011--Harleysville Group Inc. (NASDAQ: HGIC) today reported diluted operating income of $0.76 per share for the fourth quarter of 2010, compared to $0.84 per share in the fourth quarter of 2009. Catastrophe losses incurred during the fourth quarter of 2010 reduced operating income by $0.07 per share after taxes, compared to no catastrophe losses per share in the fourth quarter of 2009. For the 12-month periods, the company reported diluted operating income of $2.41 per share in 2010 and $3.02 per share in 2009. Catastrophe losses incurred during the 12 months of 2010 reduced operating income by $0.84 per share after taxes, compared to catastrophe losses of $0.14 per share in the 12 months of 2009. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“We had a solid performance in the fourth quarter and in 2010 overall as we continued to successfully execute our strategy to focus on the basics of our business—underwriting, claims, service and productivity,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “We again were encouraged by the fact that our premium volume increased as a result of the successful execution of our targeted strategy to grow our small commercial and personal lines business, where pricing is stronger than in commercial middle-market business. Much of this growth is due to the new technology we’ve introduced that makes it easier for our agents to do business with us. Overall policy retention remained strong in both commercial and personal lines, a sign of the continued strength of our franchise. Our agents continue to be very loyal to Harleysville, and we are confident that the strength of those relationships will continue to serve as a differentiator for us in the market.

“Our balance sheet remains very strong, while our balanced capital management strategy continues to differentiate us from many of our competitors,” Browne continued. “During the quarter we paid a special cash dividend of $1.44 per share—which represents the amount of our current annualized dividend—in addition to our regular quarterly cash dividend of $0.36 per share. This special dividend is another example of our commitment to managing capital efficiently. Since June 2007, we have returned more than $375 million of our capital to our shareholders via dividends and the six stock repurchase programs that have amounted to 20 percent of our outstanding shares. Our ability to continue increasing our dividend and buying back shares reflects our financial strength, which is evidenced by a high-quality investment portfolio, a strong capital base and reserve position, a debt-to-capital ratio of 15 percent1, and a premium-to-surplus ratio of 1.3 to 1. In addition, our consolidated surplus—including Harleysville Mutual Insurance Company—stands at $1.3 billion, and we generated $170 million in surplus in 2010. This solid foundation positions us to continue to be a strong and stable market for our agents’ best business and to generate long-term profitability.”

The company reported diluted net income of $0.76 per share in the fourth quarter of 2010, compared to $0.86 per share in the fourth quarter of 2009. There were negligible realized investment gains after tax in the fourth quarter of 2010, compared to after-tax investment gains of $0.02 per share in 2009. For the 12-month periods, diluted net income was $2.42 per share in 2010 and $3.07 per share in 2009. For the 12 months, the company reported after-tax investment gains of $0.01 per share in 2010, compared to after-tax investment gains of $0.05 per share in 2009.

The company’s fourth quarter net written premiums increased 4.2 percent to $219.1 million in 2010, compared to $210.2 million in the same period in 2009. Net written premiums through 12 months were up 3.6 percent to $882.1 million in 2010, compared to $851.6 million in 2009.

Harleysville Group’s overall statutory combined ratio was 101.2 percent in the fourth quarter of 2010, compared to 99.1 percent in the fourth quarter of 2009. The company had 1.3 points of catastrophe losses in the fourth quarter of 2010 and negligible catastrophe losses in the fourth quarter of 2009. For the 12 months, the statutory combined ratio was 102.5 percent in 2010, versus 99.8 percent in 2009. Catastrophe losses added 4.1 points to the 12-month result in 2010 and 0.7 points in 2009.

Fourth quarter pretax investment income decreased 4.7 percent to $26.3 million, while after-tax investment income was down 3.1 percent in the fourth quarter to $20.4 million. For the 12 months, pretax investment income declined 3.1 percent to $103.3 million, while after-tax investment income was unchanged at $80.4 million.

Operating cash flow for the 12 months of 2010 was $98.2 million, compared to $105.4 million in the 12 months of 2009.

During the fourth quarter, the company amended its intercompany pooling agreement between Harleysville Group and Harleysville Mutual Insurance Company as it relates to its workers compensation business. The amendment establishes that the financial results associated with workers compensation business for accident years 2011 and following will be retained 100 percent by Harleysville Mutual. At the same time, the financial results of this business for prior accident years will continue to be shared between Harleysville Group and Harleysville Mutual under the existing pool participations.

Commercial lines Net written premiums in commercial lines increased 1.4 percent to $167.4 million in the fourth quarter of 2010. For the 12 months, net written premiums were up 0.7 percent to $679.2 million in 2010. The commercial lines statutory combined ratio was 102.1 percent in the fourth quarter of 2010, versus 99.9 percent in the fourth quarter of 2009. For the 12 months, the statutory combined ratio was 102.3 percent in 2010, compared to 100.7 percent in 2009.

Personal lines Net written premiums in personal lines were up 14.7 percent to $51.7 million in the fourth quarter of 2010. For the 12 months, net written premiums grew 14.4 percent to $202.9 million in 2010. Harleysville Group’s personal lines statutory combined ratio was 98.2 percent in the fourth quarter of 2010, versus 96.0 percent during the fourth quarter of 2009. For the 12 months, the statutory combined ratio was 103.5 percent in 2010, compared to 96.8 percent in 2009.

Outlook “Looking ahead, we will remain focused on the basics of our business—underwriting, claims, service and productivity—in order to retain our best business and generate responsible, profitable growth,” Browne said. “We are committed to a high degree of underwriting discipline, and will not compromise underwriting integrity for a near-term growth target. While we are not immune to the effects of the market, we believe that our strategy of continuing to focus on the basics of our business is the responsible and prudent direction for our company. Our investments in technology, our underwriting tools such as predictive modeling, our strong agency relationships, and our focus on small commercial and personal lines will continue to help us mitigate the effects of the market cycle. Bottom line, we are focused on protecting the quality and long-term profitability of all of our business, as we seek to produce results that will continue to differentiate us favorably from our competition.”

Webcast The company will host a live webcast on Friday, February 18, 2011, at 8 a.m. (ET) to discuss its fourth quarter results. The webcast and a replay will be available from the Investors section of the company’s website (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile Harleysville Insurance is a leading super-regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 70 U.S. property/casualty insurance groups based on net written premiums. As a Trusted Choice® company partner, Harleysville distributes its products exclusively through a network of independent agents primarily across 32 states. Harleysville is ranked #21 in the most recent InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and has been included on the list in each of the last five years. Harleysville Mutual Insurance Company owns approximately 54 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was recognized with a 2010 Mergent Dividend Achiever Award for its long-term history of dividend increases. Further information can be found on the company’s website at www.harleysvillegroup.com.

Forward-looking information Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results, including operating return on equity, premium growth and underwriting results, could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; reduced economic activity; the insurance product pricing environment; changes in applicable law and accounting standards; government regulation and changes therein that may impede the ability to charge adequate rates or to do business; performance of and instability in the financial markets; investment losses; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 Excludes the effect of unrealized investment gains and losses recognized in accumulated other comprehensive income pursuant to ASC 320.

2 Statutory combined ratio is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses and loss settlement expenses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS	Quarter ended December 31		Twelve months ended December 31
(in thousands, except per share data)	2010	2009	2010	2009
OPERATING RESULTS
Diluted earnings per common share:
Operating income*	$0.76	$0.84	$2.41	$3.02
Realized investment gains, net of income taxes		0.02	0.01	0.05
Net income	$0.76	$0.86	$2.42	$3.07
Cash dividends per common share	$1.80	$0.325	$2.81	$1.25

FINANCIAL CONDITION		December 31, 2010		December 31, 2009
Assets		$3,278,232		$3,301,986
Shareholders' equity		$768,633		$772,628
Per common share		$28.42		$27.98

CONSOLIDATED STATEMENTS OF INCOME	Quarter ended December 31		Twelve months ended December 31
(in thousands, except per share data)	2010	2009	2010	2009
REVENUES:
Premiums earned	$223,544	$213,097	$866,350	$858,500
Investment income, net of investment expense	26,293	27,597	103,313	106,649
Realized investment gains	71	894	597	2,293
Other income	4,102	3,385	16,012	13,178
Total revenues	254,010	244,973	986,272	980,620
LOSSES AND EXPENSES:
Losses and loss settlement expenses	149,250	134,377	589,105	552,491
Amortization of deferred policy acquisition costs	56,371	54,756	220,150	216,470
Other underwriting expenses	19,879	20,931	84,227	85,349
Interest expense	1,517	1,515	6,064	6,217
Other expenses	951	956	4,014	4,095
Total expenses	227,968	212,535	903,560	864,622
Income before income taxes	26,042	32,438	82,712	115,998
Income taxes	5,077	8,287	15,814	29,702
Net income	$20,965	$24,151	$66,898	$86,296
Weighted average number of shares outstanding:
Basic	27,246,211	27,773,065	27,521,016	27,956,227
Diluted	27,497,030	27,972,863	27,727,903	28,127,302
Per common share:
Basic earnings	$0.77	$0.87	$2.43	$3.09

Diluted earnings	$0.76	$0.86	$2.42	$3.07

RECONCILIATION TO OPERATING INCOME :
Net income	$20,965	$24,151	$66,898	$86,296
Less realized investment gains, net of income taxes	46	580	388	1,490
Operating income	$20,919	$23,571	$66,510	$84,806

These financial figures are unaudited.
*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	December 31, 2010*	December 31, 2009
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $156,967 and $213,838)	$148,362	$204,284
Available for sale, at fair value (amortized cost $2,069,097 and $2,036,993)	2,165,101	2,130,179
Equity securities, at fair value (cost $191,095 and $137,150)	268,104	186,395
Short-term investments, at cost, which approximates fair value	79,909	116,476
Other invested assets, at cost, which approximates fair value		2,480
Total investments	2,661,476	2,639,814
Cash	39	126
Premiums in course of collection	133,758	141,486
Reinsurance receivable	219,149	226,781
Accrued investment income	26,910	26,058
Deferred policy acquisition costs	113,997	111,649
Prepaid reinsurance premiums	51,625	48,314
Property and equipment, net	13,312	13,579
Deferred income taxes	9,413	21,429
Other assets	48,553	72,750
Total assets	$3,278,232	$3,301,986
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,771,661	$1,782,292
Unearned premiums	503,532	484,510
Accounts payable and accrued expenses	96,461	130,780
Due to affiliate	19,445	13,276
Debt	118,500	118,500
Total liabilities	2,509,599	2,529,358
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 34,987,829 and 34,583,182 shares; outstanding 27,044,836 and 27,615,120 shares	34,988	34,583
Additional paid-in capital	263,857	245,636
Accumulated other comprehensive income	80,506	62,276
Retained earnings	630,603	640,593
Treasury stock, at cost, 7,942,993 and 6,968,062 shares	(241,321)	(210,460)
Total shareholders' equity	768,633	772,628
Total liabilities and shareholders' equity	$3,278,232	$3,301,986

*These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended December 31		Twelve months ended December 31
(dollars in thousands)	2010	2009	2010	2009
Net premiums written*	$219,102	$210,246	$882,061	$851,617
Statutory surplus*			$695,475	$681,160

Pretax investment income	$26,293	$27,597	$103,313	$106,649
Related federal income taxes	5,874	6,527	22,943	26,239
After-tax investment income	$20,419	$21,070	$80,370	$80,410

SEGMENT INFORMATION
	Quarter ended December 31		Twelve months ended December 31
(dollars in thousands)	2010	2009	2010	2009
Revenues:
Premiums earned:
Commercial lines	$173,072	$168,888	$676,740	$690,116
Personal lines	50,472	44,209	189,610	168,384
Total premiums earned	223,544	213,097	866,350	858,500
Net investment income	26,293	27,597	103,313	106,649
Realized investment gains	71	894	597	2,293
Other	4,102	3,385	16,012	13,178
Total revenues	$254,010	$244,973	$986,272	$980,620

Income before income taxes:
Underwriting gain (loss):
Commercial lines	($1,590)	$1,567	($16,203)	$1,196
Personal lines	546	1,466	(10,700)	2,610
SAP underwriting gain (loss)	(1,044)	3,033	(26,903)	3,806
GAAP adjustments	(912)		(229)	384
GAAP underwriting gain (loss)	(1,956)	3,033	(27,132)	4,190
Net investment income	26,293	27,597	103,313	106,649
Realized investment gains	71	894	597	2,293
Other	1,634	914	5,934	2,866
Income before income taxes	$26,042	$32,438	$82,712	$115,998

Income taxes on net investment income	$5,874	$6,527	$22,943	$26,239
Income tax expense (benefit) on remaining gains (losses)	(797)	1,760	(7,129)	3,463
Total income taxes	$5,077	$8,287	$15,814	$29,702

Effective tax rate on:
Net investment income	22.3%	23.7%	22.2%	24.6%
Income	19.5%	25.5%	19.1%	25.6%

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended December 31			Twelve months ended December 31
(dollars in thousands)	2010	2009	Percentage Change	2010	2009	Percentage Change

Net premiums written:
Commercial:
Automobile	$43,635	$45,131	-3.3%	$178,353	$182,169	-2.1%
Workers' compensation	19,184	17,598	9.0%	77,734	80,484	-3.4%
Commercial multi-peril	84,853	80,398	5.5%	338,992	326,242	3.9%
Other commercial	19,709	22,009	-10.5%	84,078	85,380	-1.5%

Total commercial	$167,381	$165,136	1.4%	$679,157	$674,275	0.7%

Personal:
Automobile	$26,107	$21,804	19.7%	$102,045	$85,195	19.8%
Homeowners	22,353	20,293	10.2%	87,736	80,044	9.6%
Other personal	3,261	3,013	8.2%	13,123	12,103	8.4%

Total personal	$51,721	$45,110	14.7%	$202,904	$177,342	14.4%

Total personal and commercial	$219,102	$210,246	4.2%	$882,061	$851,617	3.6%

Statutory combined ratios:
Commercial:
Automobile	99.5%	94.1%		100.0%	91.4%
Workers' compensation	101.3%	99.9%		106.1%	106.2%
Commercial multi-peril	106.1%	105.2%		106.1%	105.1%
Other commercial	92.1%	91.4%		88.8%	97.6%

Total commercial	102.1%	99.9%		102.3%	100.7%

Personal:
Automobile	105.0%	104.7%		104.9%	103.0%
Homeowners	94.1%	86.3%		108.2%	92.7%
Other personal	73.6%	98.5%		62.6%	81.1%

Total personal	98.2%	96.0%		103.5%	96.8%

Total personal and commercial statutory combined ratio	101.2%	99.1%		102.5%	99.8%

GAAP combined ratios:
Commercial	101.3%	99.3%		102.7%	100.1%
Personal	99.4%	95.8%		104.7%	97.1%

Total personal and commercial GAAP combined ratio	100.9%	98.6%		103.1%	99.5%

GAAP losses paid	$162,420	$134,639		$594,204	$551,576

Net catastrophe losses incurred	$3,008	$0		$35,707	$6,244

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

CONTACT:
Harleysville Group Inc.
Mark Cummins (Investors)
215-256-5025
mcummins@harleysvillegroup.com
or
Randy Buckwalter (Media)
215-256-5288
rbuckwalter@harleysvillegroup.com